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                                                                   Exhibit 10.79

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         Amendment made as of the 1st day of July, 1998 by and between Balanced Care Corporation (the "Employer") and Brian L. Barth (the "Employee").


                                   WITNESSETH:

         WHEREAS Employer and Employee entered into that certain Employment Agreement dated as of September 20, 1995, (the "Agreement"), and

         WHEREAS, Employer and Employee desire to amend the Agreement.

         Now, Therefore, in consideration of the mutual covenants herein contained, and intending to be legally bound, the parties hereto hereby agree as follows:

         1. Paragraph 2 of the Agreement is deleted in its entirety and replaced with the following language:

                  "2. CAPACITY. Employee shall serve as Chief Development Officer."

         2. Paragraph 4 is deleted in its entirety and replaced with the following language:

                  "4. TERM OF EMPLOYMENT. Unless earlier terminated as hereafter provided, this Agreement shall commence on July 1, 1998 and shall expire on June 30, 2001, provided however, that upon expiration of such term, this Agreement shall be extended from year to year without further action on the part of the parties hereto, unless either party gives written notice of termination to the other party at least ninety (90) days prior to the expiration of the then current terms.

         3. Paragraph 6 (a) of the Agreement is amended by deleting the first sentence thereof and replacing it with the following language:

                  "6.  COMPENSATION:

                           (a) CASH COMPENSATION. During the term of this Agreement or any extension thereof, as compensation for services to the Employer, Employer shall pay to Employee a base salary of $170,000.00 per year in semi-monthly installments."

               The remainder of paragraph 6 (a) remains unchanged.
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         4. Paragraph 6 (b) is amended by deleting the first sentence thereof and replacing it with the following language:

                  (b) ANNUAL BONUS. During the term of this Agreement, Employee shall be entitled to receive a bonus with respect to each fiscal year of Employer during the term of his employment in an amount not less than 50% of Employee's base salary upon achievement of the annual operating budget as approved by the Board of Directors of the Employer."

               The remainder of paragraph 6 (b) remains unchanged.

         5. Paragraph 9 of the Agreement is deleted in its entirety.

         Except as amended as set forth in this Amendment, the Agreement remains in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


Attest:                                     Balanced Care Corporation

------------------------                    By: /s/ Stephen G. Marcus
                                               -------------------------------
                                                 Stephen G. Marcus


Witness                                     Employee

------------------------                    /s/ Brian L. Barth
                                               --------------------------------
                                                Brian L. Barth